EXHIBIT 8.1

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020-1104
www.dlapiper.com

September 9, 2008

Invitrogen Corporation

5791 Van Allen Way

Carlsbad, California 92008

Re:	Certain Federal Income Tax Consequences of Proposed Merger

Ladies and Gentlemen:

We have acted as counsel to Invitrogen Corporation, a Delaware corporation (“Invitrogen”), in connection with the proposed merger of Applied Biosystems Inc. (f/k/a Applera Corporation) a Delaware corporation (“ABI”), with and into Atom Acquisition LLC (“Merger Sub”), a Delaware limited liability company and direct, wholly-owned subsidiary of Invitrogen, with Merger Sub as the surviving corporation (the “Merger”), pursuant to the Agreement and Plan of Merger dated as of June 11, 2008, by and among Invitrogen, Merger Sub, and ABI (the “Merger Agreement”) and (ii) the transactions contemplated by the Merger Agreement. You have requested our opinion regarding the accuracy of the discussion set forth under the heading “Material Federal Income Tax Consequences of the Merger” in the Proxy Statement/Prospectus (“Prospectus”), which is included in the Registration Statement on Form S-4 (“Registration Statement”) filed with the Securities and Exchange Commission (“Commission”) on August 4, 2008. This opinion is being furnished to you in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended, in connection with the filing of the Registration Statement with the Commission pursuant to the Merger Agreement. Unless otherwise indicated, all defined terms used herein shall have the meanings assigned to them in the Merger Agreement.

INFORMATION AND ASSUMPTIONS RELIED ON

In rendering our opinion set forth below, we have examined and relied upon, without independent investigation or verification as to the accuracy and completeness, both initially and continuing as of the Effective Time, such documents as we have deemed appropriate, including the Merger Agreement, the Registration Statement and the Prospectus. In addition, we have relied upon the accuracy and completeness, both initially and continuing as of the Effective Time, of certain statements, representations, covenants and agreements made by Invitrogen, Merger Sub and ABI, including factual statements and representations set forth in letters dated the date hereof from officers of Invitrogen, Merger Sub and ABI (the “Representation Letters”).

In our examination of documents and in our reliance upon them in issuing this opinion, we have assumed, that all documents submitted to us as photocopies, telecopies, or electronic transmissions faithfully reproduce the originals thereof; that all such documents submitted to us

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have been or will be duly executed and validly signed (and filed, where applicable) to the extent required in substantially the same form as they have been provided to us; that the Representation Letters will be validly re-executed by appropriate officers as of the Effective Time; that each executed document will constitute the legal, valid, binding, and enforceable agreement of the signatory parties; that all representations and statements set forth in such documents, which we have not attempted to verify independently, are and will remain true, correct, and complete in all respects, without regard to any qualification as to knowledge or belief; that the Merger and all related transactions will be carried out in accordance with the terms and conditions of such documents without the waiver or modification of any such terms and conditions; and that all obligations imposed on, or covenants agreed to by, the parties pursuant to any of such documents have been or will be performed or satisfied in accordance with their terms in all material respects. Furthermore, we have assumed that you have disclosed to us all of the documents that are relevant to the transactions that are the subject of this opinion.

OPINION

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the “Service”) and such other authorities as we have considered relevant. Our opinion is expressed as of the date hereof and is based upon existing statutory, regulatory, administrative, and judicial authority and guidance in effect as of the date hereof, any of which may be changed at any time, possibly with retroactive effect. A change in any of the authorities or guidance upon which our opinion is based could affect our conclusions. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the statements, assumptions, and representations referred to herein that we have assumed with your consent to be true, accurate, and complete on the date hereof and at the time the Merger becomes effective. Our opinion cannot be relied upon if any of the material facts contained in such documents or such additional information, statements, assumptions, or representations referred to herein is, or later becomes, inaccurate. We disclaim any undertakings to advise you of any subsequent change in the facts stated, referenced, or assumed herein or any subsequent change in the authorities or guidance upon which our opinion is based.

Our opinion represents our legal judgment and has no official status of any kind. Accordingly, we cannot assure you that the matters expressed in the discussion set forth under the heading “Material U.S. Federal Income Tax Consequences of the Merger” in the Prospectus will be accepted by the Service or, if challenged, by a court having jurisdiction over the issues. Finally, our opinion is limited to the tax matters specifically addressed herein, and no other opinions should be inferred beyond the matters expressly stated. We have not been asked to

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address, nor have we addressed, any other tax consequences of the Merger, including, but not limited to, any other federal, state, local, foreign, transfer, sales, or use tax consequences, or any tax consequences of any other transactions or events contemplated by or referred to in the Merger Agreement or the Registration Statement.

Based solely upon and subject to the foregoing and the qualifications set forth in the Prospectus and Registration Statement, it is our opinion that the discussion set forth under the heading “Material U.S. Federal Income Tax Consequences of the Merger” in the Prospectus constitutes, in all material respects, a fair, true, and accurate summary of the United States federal income tax consequences of the Merger that are anticipated to be material to ABI stockholders.

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, we hereby consent to the filing of this letter as an exhibit to the Registration Statement, and we hereby consent to any reference to us under the heading “Material U.S. Federal Income Tax Consequences of the Merger” in the Prospectus. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Except as otherwise provided herein, this letter is furnished to you solely in connection with the transaction referred to herein and the filing of the Prospectus and is solely for your benefit and, except as otherwise provided for herein, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue in any respect.

Very truly yours,

/s/ DLA Piper LLP (US)